UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017 (December 4, 2017)

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2017 (the “Effective Date”), Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), and its wholly-owned subsidiary, Collegium NF, LLC, a Delaware limited liability company (“Collegium NF”), entered into a Commercialization Agreement (the “Commercialization Agreement”) with Depomed, Inc., a California corporation (“Depomed”), pursuant to which Depomed will grant a sublicense of certain of its intellectual property related to Nucynta ER and IR products (the “Products”) to Collegium NF for commercialization of the Products in the United States of America, the District of Columbia and Puerto Rico (the “Territory”).

Pursuant to the Commercialization Agreement, the Company is required to pay a one-time non-refundable license fee (the “License Fee”) of $10.0 million to Depomed on the closing of the Commercialization Transaction, which is expected to occur on January 1, 2018, subject to customary closing conditions and any mutually agreed extension (the “Closing Date”).  During the term of the Commercialization Agreement and through December 31, 2021, the Company will be required to pay a minimum royalty of $135,000,000 per year, payable in quarterly payments of $33,750,000, plus (ii) 25% of annual net sales of the Products between $233,000,000 and $258,000,000, plus (iii) 17.5% of annual net sales of the Products above $258,000,000.  Payments described in clause (i) hereof will be swept daily from a lock-box account of Collegium NF where revenues from gross sales of the Products will be deposited, and will be secured by a standby letter of credit.  Payments described in clauses (ii) and (iii) hereof will be paid annually within 60 days after the end of the calendar year.

Beginning January 1, 2022 and for each year of the Commercialization Agreement term thereafter, the Company will continue to pay royalties on annual net sales of the Products, but without a guaranteed minimum. The Company will pay to Depomed: (i) 58% of annual net sales of the Products up to $233,000,000, payable quarterly within 45 days of the end of each calendar quarter, plus (ii) 25% of annual net sales of the Products between $233,000,000 and $258,000,000, plus (iii) 17.5% of annual net sales of the Products above $258,000,000.  Payments described in clauses (ii) and (iii) hereof will be paid annually within 60 days of the end of the calendar year. If Depomed or its contract manufacturers are unable to deliver a certain percentage of ordered quantities of the Products for a period of two months or longer in calendar year 2018, then Depomed may be required to make a payment (or offset the minimum royalties) to ensure that the Company receives a minimum level of gross profit for 2018.

The Company will be responsible for fulfilling certain obligations of Depomed under licensing agreements with respect to the Products between Depomed and Grünenthal GmbH (“Grünenthal”).

The obligations of the Company and Collegium NF under the Commercialization Agreement and certain ancillary agreements will be secured by a first priority security interest in favor of Depomed on all of Collegium NF’s property and rights pursuant to a Collateral Agreement (the “Collateral Agreement”) between Collegium NF and Depomed to be entered into on the Closing Date, as well as a first priority security interest in favor of Depomed in the equity of Collegium NF pursuant to a Pledge Agreement (the “Pledge Agreement”) between the Company and Depomed to be entered into on the Closing Date.

The Company and Depomed have made customary representations and warranties and have agreed to certain customary covenants and indemnity provisions. In addition, during the term of the Commercialization Agreement, neither the Company nor any of its affiliates will be permitted to develop, manufacture, promote, market, distribute sell or offer any competing product (which includes products which contain a compound which is a centrally acting opioid analgesic of the benzenoid class with a dual mode of action as an agonist of the µ-opioid receptor and as a norepinephrine reuptake inhibitor) in the Territory, directly or indirectly.  Closing of the transactions contemplated by the Commercialization Agreement is subject to customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

If annual net sales of Products are less than $180,000,000 through January 1, 2022, or if they are less than $140,000,000 per year in any 12-month period commencing on January 1, 2022, then Depomed will have the right to terminate the Commercialization Agreement without penalty. Depomed may terminate the Commercialization Agreement for convenience at any time prior to December 31, 2018, provided it will be required to pay a termination fee to the Company. After the first anniversary of the Closing Date, the Company may terminate the Commercialization Agreement for any reason upon one (1) year prior written notice to Depomed, provided that, if the effective date of termination designated in such notice is prior to the fourth anniversary of the Closing Date, then such termination will be contingent upon the payment by the Company to Depomed of a termination fee in the amount of $25,000,000.  The Company may also terminate the Commercialization Agreement upon ten (10) days’ prior written notice to Depomed in the event that Grünenthal terminates the licensing agreements with respect to the Products between Depomed and Grünenthal as a result of a breach thereof by Depomed.

The Commercialization Agreement may be terminated by either party (a) upon a bankruptcy or other insolvency event of the other party, (b) upon the material breach of the Commercialization Agreement by the other party, (c) if the parties do not have actual knowledge that all applicable waiting periods have expired or have been terminated under the HSR Act within seventy (70) days after the date of the Commercialization Agreement, or (d) if the parties fail to close the Commercialization Agreement on or prior to February 28, 2018.

The foregoing summary is qualified in its entirety by reference to the Commercialization Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017 with the Securities and Exchange Commission, and which is incorporated by reference herein.

Item 7.01 Regulation to Disclosure

On December 4, 2017, the Company issued a press release announcing its entry into the Commercialization Agreement described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Also on December 4, 2017, the Company is making available on its website a copy of a presentation summarizing the Commercialization Agreement. A copy of this presentation is furnished herewith as Exhibit 99.2.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the Press Release and presentation furnished as exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 4, 2017.
99.2	Investor Presentation, dated December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: December 4, 2017	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer